Mason Street Funds, Inc.
NSAR Filing
September 30, 2001


Sub Item 77O:  Transactions effected pursuant to Rule 10f-3


OFFERINGS PURCHASED BY MASON STREET FUNDS IN WHICH
R.W. BAIRD WAS IN UNDERWRITING GROUP*


                                        ------NML PARTICIPATION------
    ISSUE/                       OFFER.  SELLING     TOTAL     % OF
    ACCOUNT                      PRICE  CONCESSION   (000)    OFFERING

    KRAFT FOODS INC.
        GROWTH STOCK             $31.00     $0.48    $  220    0.00%
        ASSET ALLOCATION                                 65    0.00%

    SPRINT CORPORATION
        GROWTH STOCK             $19.00     $0.31    $   36    0.00%
        ASSET ALLOCATION                                 11    0.00%

    RESOURCES CONNECTION
        SMALL CAP GROWTH         $20.75     $0.67    $   15    0.02%
        ASSET ALLOCATION                                 17    0.02%


*All companies have been in existence for 3 years
NML complied with the 2 day waiting period for each offering post trade date No shares were designated to Baird by NML for all offerings